UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

374WATER INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 24, 2025, the following press release was issued by 374Water Inc. (the “Company”).

374Water Announces Preliminary Proxy Filing Seeking Approval for Discretionary Reverse Stock Split

New Executive Leadership, Open Market Stock Purchases, and Minimum Equity Ownership Policy Further Align Shareholder Interests

Fortified Balance Sheet Including Recent Proceeds of Approximately $7.0 Million from ATM Facility Extends Cash Runway into 2026

 Special Meeting of Stockholders to be held on Monday, December 15, 2025, at 9:00 a.m. Eastern Time.

MORRISVILLE, NC – October 24, 2025 – 374Water Inc. (NASDAQ: SCWO) (“374Water” or the “Company”), a global leader in organic waste destruction technology and services for the industrial, municipal, and federal markets, today announced it has filed a preliminary proxy statement in connection with the Company’s upcoming Special Meeting of Stockholders to be held on Monday, December 15, 2025, at 9:00 a.m. Eastern Time. The purpose of the Special Meeting of Stockholders is to request that the Company’s stockholders of record as of the close of business on October 24, 2025, approve amendments to the Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.0001 per share (“Common Stock”) at a ratio ranging from any whole number between 1 for 8 and 1 for 20 (the “Reverse Stock Split”). If approved by stockholders, the Company expects that the Company’s Common Stock shall trade on a split-adjusted basis at market open on December 26, 2025. The Reverse Stock Split, if implemented, will not affect any stockholder’s proportional ownership in the Company or relative value of their investment; it simply reduces the number of shares outstanding while maintaining the same overall market capitalization, except for minor adjustments due to the treatment of fractional shares resulting from the Reverse Stock Split. However, the Board reserves the right to abandon the Reverse Stock Split at any time, even after receiving stockholder approval, if determined to be in the best interests of the Company and its stockholders.

“This proposal is intended to support long-term shareholder value and give us optionality in preserving our listing on Nasdaq and pursuing additional financing options to grow our business,” said Stephen J. Jones, Interim President and Chief Executive Officer of 374Water. “We are focused on maintaining listing requirements without a reverse stock split, but are proactively exploring all options to comply with regulatory timelines. We believe retaining our Nasdaq listing and a higher share price will increase and broaden our institutional shareholder base, provide increased liquidity, and further enhance shareholder value. The Board and management remain fully confident in 374Water’s long term prospects and view this measure as one of several steps to strengthen the Company and position it for further growth.

“Steps taken to drive these recent gains have included recent open-market stock purchases by Company insiders, including Board members and senior management. A recently announced Minimum Equity Ownership Policy for Board of Directors further aligns the Board and shareholder interests. New leadership including myself and Jim Siccardi as Senior Vice President of Investor Relations, is designed to improve our communication with shareholders and investors regarding the commercialization of our AirSCWO technology and progress of the business. We have also fortified our balance sheet, including an at-the-market facility which resulted in gross proceeds of approximately $7.0 million over the last few weeks, which has helped to extend our cash runway into the second quarter of 2026.

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“Operationally, we have made significant strides recently, including the continued development of our AirSCWO technology and Waste Destruction Services (“WDS”) business as our scalable solution to eliminate PFAS, hazardous, and non-hazardous wastes. Taken together, we remain confident in the future of 374Water and are grateful for the continued support of our shareholders,” concluded Jones.

The company will hold a conference call on Wednesday, November 12th 2025 at 4:30 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2025 and additional progress of the business.  For additional information regarding the Company’s Special Meeting of Stockholders, please see the Company’s Preliminary Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC’”) on October 24, 2025.

About 374Water

374Water Inc. (NASDAQ: SCWO) is a global industrial technology and services company providing innovative solutions addressing wastewater treatment and waste management issues within the industrial, municipal, and federal markets. 374Water's AirSCWO technology is designed to efficiently destroy and mineralize a broad spectrum of non-hazardous and hazardous organic wastes, producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water's AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants. Learn more by visiting www.374water.com and follow us on LinkedIn.

Cautionary Language on Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to whether 374Water will be able to maintain its Nasdaq listing, whether 374Water will be able to broaden its institutional shareholder base, provide increased liquidity, and further enhance shareholder value, and 374Water’s ability to destroy PFAS and other waste streams at scale, and 374Water’s future prospects and involve known and unknown risks, uncertainties, and other factors that may cause 374Water’s actual results, levels of activity, performance, or 374Water’s achievements or those of its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. 374Water has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While 374Water believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the 374Water’s control. These and other important factors, including those discussed under "Risk Factors" and elsewhere in 374Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, in 374Water’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 and in 374Water’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 24, 2025, as well as 374Water’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, 374Water disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations and Media Contact

Chris Tyson

Executive Vice President

MZ North America

Direct: 949-491-8235

SCWO@mzgroup.us

www.mzgroup.us

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Important Stockholder Information

On October 24, 2025, the Company filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies for its 2025 Special Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSALS FOR WHICH THE COMPANY IS SEEKING STOCKHOLDER APPROVAL. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov. and from the Company by following the instructions included in the preliminary proxy statement and the definitive proxy statement when available.

Participant Information

The Company, its directors, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended), including through this communication, in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2025 Special Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 24, 2025, in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

On October 24, 2025, the following email communication was sent by the Company to its employees.

374Water team,

This afternoon, the Company filed a preliminary proxy statement announcing a special shareholder meeting to request approval of an amendment to the Company's Certificate of Incorporation. If approved by shareholders, it will allow the Board of Directors to conduct a reverse stock split at their discretion.

What is a Reverse Stock Split and what does it mean for you?

A Reverse Stock Split is when a company consolidates the number of outstanding shares, which increases the price per share in the same proportion as the consolidation of shares.

Many of you have received equity grants in the form of stock options and/or restricted stock units as part of the Company's 2021 Equity Incentive Plan. If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, from every 8 shares to up to every 20 shares of our outstanding common stock would be combined and reclassified into one (1) share of common stock. This includes shares issued under the 2021 Equity Incentive Plan. In the case of stock options, the exercise price will also be adjusted to reflect the Reverse Stock Split.

For additional information on the purpose of the special meeting and why the Company supports the Reverse Stock Split proposal, please refer to the Preliminary Proxy filing which can be accessed at www.sec.gov.

If you have additional questions or would like to discuss the potential Reverse Stock Split, you can reach out to any member of the leadership team.

Regards,

/s/ Deborah Cooper

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Important Stockholder Information

On October 24, 2025, the Company filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies for its 2025 Special Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSALS FOR WHICH THE COMPANY IS SEEKING STOCKHOLDER APPROVAL. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov. and from the Company by following the instructions included in the preliminary proxy statement and the definitive proxy statement when available.

Participant Information

The Company, its directors, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended), including through this communication, in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2025 Special Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 24, 2025, in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

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